UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park
Greenwich, Connecticut	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure

On October 25, 2012, United Rentals, Inc. announced that its subsidiary, United Rentals (North America), Inc. (“URNA”), is offering senior unsecured notes in a registered public offering.  URNA intends to use the net proceeds from its offering and additional borrowings under its asset-based revolving credit facility to redeem its 10 7/8% Senior Notes due 2016 and to pay for a call premium and accrued but unpaid interest to the date of redemption of such notes and to pay related expenses.  The indenture governing the 10 7/8% Senior Notes due 2016 requires URNA to pay a redemption price that is currently estimated to be 110.966% in connection with the early redemption of such notes.  The payment of the redemption premium will be recorded as interest expense and will not adversely impact EBITDA or adjusted earnings per share.

Item 8.01.              Other Events

This Current Report on Form 8-K is being filed to include the unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2012, reflecting the acquisition of RSC Holdings Inc. by United Rentals, Inc.  This unaudited pro forma condensed combined statement of income reflecting the acquisition, with the related notes thereto, is filed as Exhibit 99.1.  It is not necessarily indicative of the operating results that would have been achieved had the acquisition been consummated as of the date indicated or of the results that may be obtained for future periods.

Item 9.01.              Financial Statements and Exhibits

(d)  The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1

The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2012, reflecting the acquisition of RSC Holdings Inc. by United Rentals, Inc., with the related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2012

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1

The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2012, reflecting the acquisition of RSC Holdings Inc. by United Rentals, Inc., with the related notes thereto.